Exhibit 5.1

Brent D. Fassett

(720) 566-4025

fassettbd@cooley.com

July 23, 2012

Alexza Pharmaceuticals, Inc.

2091 Stierlin Court

Mountain View, CA 94043

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 80,429 shares of the Company’s common stock, par value $0.0001 (the “Shares”), as commitment shares pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-182341) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the prospectus supplement dated July 23, 2012 relating to the Shares, filed or to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus”). All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus and are being sold as commitment shares pursuant to that certain Common Stock Purchase Agreement, dated July 20, 2012, by and between the Company and Azimuth Opportunity, L.P.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion herein is expressed solely with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM

Alexza Pharmaceuticals, Inc.

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ Brent D. Fassett
Brent D. Fassett, Partner

380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM